                                                                     EXHIBIT 99B

                  GOLDEN STATE BANCORP INC. AND SUBSIDIARIES
                             INTEREST RATE MARGIN
                                  (unaudited)

                                                                                      As of
                                                          --------------------------------------------------------------
                                                          Dec. 31,     Sept. 30,     June 30,    March 31,    Dec. 31,
                                                            1997         1997          1997        1997         1996
                                                          ---------   -----------   -----------  ---------   -----------

Weighted average rate:

    Loans receivable, net                                     7.80%         7.79%         7.73%      7.68%         7.68%
    Mortgage-backed securities, net                           6.68%         6.76%         6.78%      6.73%         6.77%
                                                          ---------    ----------   -----------  ---------   -----------
       Total loans and MBS                                    7.61%         7.62%         7.58%      7.52%         7.52%

    Federal funds sold and assets purchased
       under resale agreements                                6.90%         6.61%         6.49%      5.66%         6.67%
    Other investments                                         7.58%         7.46%         8.41%      8.51%         8.37%
                                                          ---------   -----------   -----------  ---------   -----------
       Total investments                                      7.15%         6.89%         7.10%      6.51%         7.27%
                                                          ---------   -----------   -----------  ---------   -----------

    Total loans, MBS and investments                          7.59%         7.58%         7.55%      7.46%         7.51%
                                                           ========    ==========    ==========   ========    ==========

Weighted average rate:

    Deposits - daily access                                   2.48%         2.69%         2.76%      2.88%         3.01%
    Deposits - certificates                                   5.49%         5.46%         5.46%      5.47%         5.47%
                                                          ---------   -----------   -----------  ---------   -----------
       Total deposits                                         4.19%         4.30%         4.37%      4.48%         4.56%


    Securities sold under agreements to repurchase            6.02%         5.65%         5.66%      0.00%         5.69%
    FHLB borrowings                                           5.83%         5.67%         5.72%      5.66%         5.72%
    Other borrowings                                          8.75%         8.75%         7.78%      7.76%         7.76%
                                                          ---------   -----------   -----------  ---------   -----------
       Total borrowings                                       5.86%         5.66%         5.72%      5.66%         5.72%
                                                          ---------   -----------   -----------  ---------   -----------

    Total deposits and borrowings                             4.77%         4.82%         4.87%      4.90%         4.99%
                                                           ========    ==========    ==========   ========    ==========

Interest rate spread                                          2.82%         2.76%         2.68%      2.56%         2.52%
                                                           ========    ==========    ==========   ========    ==========

Adjusted Interest Rate Spread   1                             2.92%         2.88%         2.79%      2.73%         2.67%
                                                           ========    ==========    ==========   ========    ==========

                                                                                   Quarter Ended
                                                          --------------------------------------------------------------
                                                          Dec. 31,     Sept. 30,     June 30,    March 31,    Dec. 31,
                                                            1997         1997          1997        1997         1996
                                                          ---------   -----------   -----------  ---------   -----------
Weighted average yield:

    Loans receivable, net                                     7.71%         7.70%         7.62%      7.61%         7.60%
    Mortgage-backed securities, net                           6.59%         6.67%         6.71%      6.63%         6.73%
                                                          ---------   -----------   -----------  ---------   -----------
       Total loans and MBS                                    7.53%         7.54%         7.47%      7.44%         7.45%

    Federal funds sold and assets purchased
       under resale agreements                                5.79%         5.85%         5.79%      5.55%         5.52%
    Other investments                                         7.50%        10.33%         8.21%      9.18%         8.77%
                                                          ---------   -----------   -----------  ---------   -----------
       Total investments                                      6.35%         7.26%         6.60%      6.56%         6.43%
                                                          ---------   -----------   -----------  ---------   -----------
    Total loans, MBS and investments                          7.46%         7.52%         7.42%      7.37%         7.39%
                                                           ========    ==========    ==========   ========    ==========

Weighted average cost:

    Deposits - daily access                                   2.55%         2.72%         2.72%      2.99%         3.01%
    Deposits - certificates                                   5.48%         5.45%         5.47%      5.49%         5.47%
                                                          ---------   -----------   -----------  ---------   -----------
       Total deposits                                         4.22%         4.33%         4.40%      4.54%         4.56%

    Securities sold under agreements to repurchase            5.70%         5.66%         5.65%      5.55%         5.61%
    FHLB borrowings                                           5.76%         5.75%         5.78%      5.67%         5.66%
    Other borrowings                                          2.34%         3.73%         3.84%      3.86%         3.24%
                                                          ---------   -----------   -----------  ---------   -----------
       Total borrowings                                       5.72%         5.71%         5.75%      5.66%         5.63%
                                                          ---------   -----------   -----------  ---------   -----------

    Total deposits and borrowings                             4.76%         4.86%         4.89%      4.94%         4.95%
                                                           ========    ==========    ==========   ========    ==========

Yield-cost spread                                             2.70%         2.66%         2.53%      2.43%         2.44%
                                                           ========    ==========    ==========   ========    ==========

Effective Net Spread   1                                      2.83%         2.78%         2.67%      2.59%         2.61%
                                                           ========    ==========    ==========   ========    ==========

      1 The effective net spread for a period is net interest income during the period divided by average interest-earning assets during the period. The adjusted interest rate spread as of a particular date is net interest income annualized at the rates in effect on such date divided by the balance of interest earning assets as of such date.

                                                                     EXHIBIT 99B

                  GOLDEN STATE BANCORP INC. AND SUBSIDIARIES
                      INTEREST RATE MARGIN - (Continued)
                                  (unaudited)

                                                                              Year-to-date Ended
                                                          --------------------------------------------------------------
                                                          Dec. 31,     Sept. 30,     June 30,    March 31,    Dec. 31,
                                                            1997         1997          1997        1997         1996
                                                          ---------   -----------   -----------  ---------   -----------
Weighted average yield:

    Loans receivable, net                                     7.70%         7.70%         7.60%      7.59%         7.58%
    Mortgage-backed securities, net                           6.63%         6.67%         6.67%      6.65%         6.66%
                                                          ---------   -----------   -----------  ---------    ----------
       Total loans and MBS                                    7.53%         7.54%         7.44%      7.43%         7.43%

    Federal funds sold and assets purchased
       under resale agreements                                5.82%         5.85%         5.59%      5.54%         5.53%
    Other investments                                         8.91%        10.33%         8.89%      9.17%         9.16%
                                                          ---------   -----------   -----------  ---------    ----------
       Total investments                                      6.82%         7.26%         6.55%      6.54%         6.53%
                                                          ---------   -----------   -----------  ---------   -----------

    Total loans, MBS and investments                          7.49%         7.52%         7.39%      7.38%         7.38%
                                                           ========    ==========    ==========   ========    ==========


Weighted average rate:

    Deposits - daily access                                   2.63%         2.72%         2.94%      2.98%         3.01%
    Deposits - certificates                                   5.46%         5.45%         5.46%      5.48%         5.47%
                                                          ---------   -----------   -----------  ---------    ----------
       Total deposits                                         4.27%         4.33%         4.52%      4.57%         4.58%

    Securities sold under agreements to repurchase            5.68%         5.66%         5.55%      5.50%         5.50%
    FHLB borrowings                                           5.75%         5.75%         5.72%      5.70%         5.71%
    Other borrowings                                          3.19%         7.37%         3.77%      3.76%         3.33%
                                                          ---------   -----------   -----------  ---------    ----------
       Total borrowings                                       5.72%         5.71%         5.69%      5.67%         5.67%
                                                          ---------   -----------   -----------  ---------   -----------

    Total deposits and borrowings                             4.81%         4.86%         4.95%      4.96%         4.97%
                                                           ========    ==========    ==========   ========    ==========

Yield-cost spread                                             2.68%         2.66%         2.44%      2.42%         2.41%
                                                           ========    ==========    ==========   ========    ==========

Effective net spread   1                                      2.81%         2.78%         2.61%      2.59%         2.59%
                                                           ========    ==========    ==========   ========    ==========

-----------------------------------
    1 The effective net spread for a period is annualized net interest income during the period divided by average interest-earning assets during the period.